UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT  TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2015

Flasr Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-55270	46-2681687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(409)-965-3761
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Vis Vires

On March 24, 2015, Flasr Inc. (the “Company”) entered into a Securities Purchase Agreement with Vis Vires Group, Inc. (“Vis Vires”) for the sale of a convertible promissory note (the “Vis Vires Note”) in the principal amount of $38,000. On April 1 2015, Vis Vires executed the Securities Purchase Agreement and funded the Company pursuant to the terms thereof. The Company received net proceeds from the issuance of the Vis Vires Note in the amount of $35,000.

The Vis Vires Note, which is due on December 27, 2015, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at the election of Vis Vires at any time after 180 days from issuance of the Vis Vires Note or after its maturity at a conversion price equal to a 42% discount to the average of the lowest three closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Vis Vires upon conversion through willful or deliberate hindrance on the part of the Company shall result in a payment to Vis Vires of $2,000 in cash per day or, at Vis Vires’ option, such amount being added to the principal amount of the Note. The conversion price is subject to certain anti-dilution protection; for example, if the Company issues shares for a consideration less than the applicable conversion price, the conversion price is reduced to such amount (other than the aggregate of 4.1 million shares based on agreements or arrangements previously entered into by the Company). The Company has the right to prepay the Vis Vires Note with a premium of up to 140% of all amounts owed to Vis Vires depending upon when the prepayment is effectuated.

While the Vis Vires Note is outstanding, the Company agreed, among others, not to make any distributions on its stock, not to repurchase any shares, not to incur certain liabilities for borrowed money or sell assets outside of the ordinary course of business.

Vis Vires agreed to restrict its ability to convert the Vis Vires Note and receive shares of the Company if the number of shares of common stock beneficially held by Vis Vires and its affiliates in the aggregate after such conversion exceeds 9.99% of the then outstanding shares of common stock.

The Vis Vires Note contains default events which, if triggered and not timely cured (if curable), will result in a default payment equal to twice the amount owed to Vis Vires and a default interest at the rate of 22% per annum.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such Agreement and Vis Vires Note annexed hereto as Exhibit 10.5 and Exhibit 10.6, respectively. All statements made herein concerning the foregoing Agreement and Vis Vires Note are qualified by reference to said Exhibits.

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LG Capital

On April 1, 2015, the Company entered into a Securities Purchase Agreement with LG Capital Funding, LLC, a New York limited liability company (“LG”) for the sale of a convertible redeemable note (the “LG Note”) in the principal amount of $78,750. The Company received net proceeds from the issuance of the LG Note in the amount of $67,550.

The LG Note, which is due on April 1, 2016, bears interest at the rate of 8% per annum. Principal on the Note is convertible into shares of the Company’s common stock at the election of LG at any time at a conversion price equal to a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If there is a chill on the Company, the conversion rate shall be reduced to 50% of the lowest trading price. Interest is to be paid in cash only. Failure of the Company to deliver shares to LG within two days of conversion results in a default under the Note, as well as the Company making LG whole for its loss (based on the highest market price after conversion). The Company has the right to prepay the LG Note with a premium of up to 148% of all amounts owed to LG depending upon when the prepayment is effectuated.

If there is a transfer of all or substantially all of the assets of the Company, a reclassification (other than a stock split) or a merger or other consolidation, the Company agreed, upon the request of LG, to redeem the Note at a 140% premium.

LG agreed to restrict its ability to convert the LG Note and receive shares of the Company if the number of shares of common stock beneficially held by LG and its affiliates in the aggregate after such conversion exceeds 9.99% of the then outstanding shares of common stock.

The LG Note contains default events which, if triggered and not timely cured (if curable), will result in the principal increasing 10% and a default interest at the rate of 24% per annum. If the default is a result of not delivering shares upon conversion, the Company has to pay $250 per day after the 3rd day, and $500 per day beginning on the 10th day. If the Company loses its bid price, the principal increases 20%; if the Company is delisted the principal owed to LG increases 50%.

On April 1, 2015, LG issued the Company a $78,750 collateralized secured promissory note (the “Company LG Note”), pursuant to which LG agreed to pay the Company $78,750 on or before December 1, 2015. Said Note is fully collateralized by the LG Note; LG has the right to exchange the collateral for other collateral worth $78,750 provided the Company does not object to such exchange. LG has no obligation to fund the Company LG Note if the Company does not meet current information requirements. The Company LG Note bears interest at the rate of 8%.

For all the terms and conditions of the Securities Purchase Agreement, the LG Note and Company LG Note described above, reference is hereby made to such Agreement and Notes annexed hereto as Exhibit 10.7, 10.8 and Exhibit 10.9, respectively. All statements made herein concerning the foregoing Agreement, the LG Note and Company LG Note are qualified by reference to said Exhibits.

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Adar Bays

On April 2, 2015, the Company entered into a Securities Purchase Agreement with Adar Bays, LLC, a Florida limited liability company (“Adar Bays”) for the sale of a convertible redeemable note (the “Adar Bays Note”) in the principal amount of $75,000. The Company received net proceeds from the issuance of the Adar Bays Note in the amount of $63,800.

The Adar Bays Note, which is due on April 2, 2016, bears interest at the rate of 8% per annum. Principal on the Note is convertible into shares of the Company’s common stock at the election of Adar Bays at any time at a conversion price equal to a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If there is a chill on the Company, the conversion rate shall be reduced to 50% of the lowest trading price. Interest is to be paid in cash only. Failure of the Company to deliver shares to Adar Bays within two days of conversion results in a default under the Note, as well as the Company making Adar Bays whole for its loss (based on the highest market price after conversion). The Company has the right to prepay the Adar Bays Note with a premium of up to 148% of all amounts owed to Adar Bays depending upon when the prepayment is effectuated.

If there is a transfer of all or substantially all of the assets of the Company, a reclassification (other than a stock split) or a merger or other consolidation, the Company agreed, upon the request of Adar Bays, to redeem the Note at a 140% premium.

Adar Bays agreed to restrict its ability to convert the Adar Bays Note and receive shares of the Company if the number of shares of common stock beneficially held by Adar Bays and its affiliates in the aggregate after such conversion exceeds 9.99% of the then outstanding shares of common stock.

The Adar Bays Note contains default events which, if triggered and not timely cured (if curable), will result in the principal increasing 10% and a default interest at the rate of 24% per annum. If the default is a result of not delivering shares upon conversion, the Company has to pay $250 per day after the 3rd day, and $500 per day beginning on the 10th day. If the Company loses its bid price, the principal increases 20%; if the Company is delisted the principal owed to Adar Bays increases 50%.

On April 2, 2015, Adar Bays issued the Company a $75,000 collateralized secured promissory note (the “Company Adar Bays Note”), pursuant to which Adar Bays agreed to pay the Company $75,000 on or before December 2, 2015. Said Note is fully collateralized by the Adar Bays Note; Adar Bays has the right to exchange the collateral for other collateral worth $75,000 provided the Company does not object to such exchange. Adar Bays has no obligation to fund the Company Adar Bays Note if the Company does not meet current information requirements. The Company Adar Bays Note bears interest at the rate of 8%.

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For all the terms and conditions of the Securities Purchase Agreement, the Adar Bays Note and Company Adar Bays Note described above, reference is hereby made to such Agreement and Notes annexed hereto as Exhibit 10.10, 10.11 and Exhibit 10.12, respectively. All statements made herein concerning the foregoing Agreement, the Adar Bays Note and Company Adar Bays Note are qualified by reference to said Exhibits.

JSJ Investments

On April 1, 2015, the Company executed a 12% convertible note (the “JSJ Note”) in the principal amount of $57,000 with JSJ Investments Inc., a Texas corporation (“JSJ”). The Company received net proceeds from the issuance of the JSJ Note in the amount of $50,000. The JSJ Note, which is due on October 1, 2015, bears interest at the rate of 12% per annum.

All principal and accrued interest on the Note is convertible into shares of the Company’s common stock at a conversion price equal to a 45% discount to the lower of the lowest trading price 20 days prior to conversion or April 1, 2015. Failure of the Company to deliver shares to LG upon conversion through willful or deliberate hindrance on the part of the Company shall result in a payment to JSJ of 25% additional shares if shares are not delivered within 3 days of conversion. The conversion price is subject to full ratchet anti-dilution protection.

For all the terms and conditions of the JSJ Note described above, reference is hereby made to such Note annexed hereto as Exhibit 10.13. All statements made herein concerning the JSJ Note are qualified by reference to said Exhibit.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The Vis Vires Note, LG Note, Company LG Note, Adar Bays Note, Company Adar Bays Note and JSJ Note described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The securities purchase agreements executed in connection therewith contains representations to support the Company's reasonable belief that each of Vis Vires, LG, Adar Bays and JSJ had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the Notes and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.5	Securities Purchase Agreement, dated March 24, 2015, between Flasr, Inc. and Vis Vires Group, Inc.

10.6	Convertible Promissory Note, dated March 24, 2015, in the original principal amount of $38,000 payable to Vis Vires Group, Inc.

10.7	Securities Purchase Agreement, dated April 1, 2015, between Flasr, Inc. and LG Capital Funding, LLC

10.8	Convertible Redeemable Promissory Note, dated April 1, 2015, in the original principal amount of $78,750 payable to LG Capital Funding, LLC

10.9	Collateralized Secured Promissory Note, dated April 1, 2015, in the original principal amount of $78,750 issued by LG Capital Funding, LLC payable to Flasr, Inc.

10.10	Securities Purchase Agreement, dated April 2, 2015, between Flasr, Inc. and Adar Bays, LLC

10.11	Convertible Redeemable Promissory Note, dated April 2, 2015, in the original principal amount of $75,000 payable to Adar Bays, LLC

10.12	Collateralized Secured Promissory Note, dated April 2, 2015, in the original principal amount of $75,000 issued by Adar Bays, LLC payable to Flasr, Inc.

10.13	12% Convertible Note, dated April 1, 2015, in the original principal amount of $57,000 payable to JSJ Investments Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASR INC.

Dated: April 7, 2015	By:	/s/ Everett Dickson
	Name:	Everett Dickson
	Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary

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